EXHIBIT 10.3



                                                        September 27, 1994



                            MEMORANDUM OF UNDERSTANDING
                            ---------------------------


     The parties to the consolidated action entitled In re Ogden Projects Inc.
                                                     -------------------------
Shareholders Litigation (Consolidated Civil Action No. 13541), now pending in
- -----------------------
the Court of Chancery of the State of Delaware (the "Action"), by their respective attorneys, have reached this Memorandum of Understanding providing for the settlement of the Action on the terms and subject to the conditions set forth below.


     1.  As a result of (1) negotiations between the special committee (the

"Special Committee") of the Ogden Projects Inc. ("Ogden Projects") board of directors and Ogden Corporation ("Ogden"), and (2) negotiations between the attorneys for the parties to the Action, Ogden has agreed to increase the consideration to be paid to Ogden Projects shareholders in connection with the proposed merger of Ogden Projects with and into Ogden (the "Merger")

from 0.78 shares of Ogden common stock to .84 shares of Ogden common stock per share of Ogden Projects common stock, and to cause Ogden Projects to offer appraisal rights in connection with the Merger.


     2.  Plaintiffs' counsel intend to apply to the Delaware Court of Chancery for an award of attorneys' fees and disbursements in an amount of $480,000.

Subject to the terms and conditions of this Memorandum of Understanding and the



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stipulation contemplated by this agreement (as defined in paragraphs 3), Ogden,

as the surviving corporation in the Merger, will pay plaintiffs' counsel such amount to the extent it is awarded by the Court.


     3.  The parties of the Action will attempt in good faith to agree upon and to execute an appropriate stipulation of settlement of all claims asserted in the complaints filed in the Action and all other claims, if any, arising out of or relating to the Merger (the "Stipulation"), and such other documentation as may be required in order to obtain any necessary court approvals of the Stipulation, upon the terms set forth in this Memorandum of

Understanding, including that the Stipulation provide for the dismissal of all such claims with prejudice and without costs to any party (except as provided for by paragraph 2). The Stipulation will also expressly provide, inter alia,
                                                                  ----------
that all defendants have denied, and continue to deny, that they have committed any violations of law and that they are entering into the Stipulation solely because the proposed settlement would eliminate the burden and expense of further litigation, and will provide for a release of all claims of the stockholders of Ogden Projects against defendants or any or their present or former officers, directors, agents, attorneys, financial advisors, commercial bank lenders, investment bankers, representatives, affiliates, associates,

parents, subsidiaries, general and limited partners and partnerships, heirs,

executors, administrators, successors and assigns, whether under state or


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federal law, and whether directly, derivatively, representatively or in any other capacity, in connection with, or that arise out of the subject matter of the Action, the Merger, the negotiation and consideration of the Merger, and the fiduciary or disclosure obligations of any of the defendants (or persons to be released) with respect to any of the foregoing.


     4.  The parties of the Action will, as soon as practicable, use their best efforts to obtain any necessary final court approvals of the Stipulation.


     5.  The consummation of the settlement is subject to review by plaintiffs'

counsel of the proxy statement to be disseminated to Ogden Products shareholders in connection with the Merger, the completion by plaintiffs of documentary discovery and oral depositions, the drafting and execution of the Stipulation satisfactory to the parties and such other documentation as may be required to obtain final court approval of the Stipulation. The settlement contemplated by this Memorandum of Understanding (the "Settlement") will not be binding upon any party until such proxy statement is reviewed, such discovery has been completed, and the Stipulation executed. This Memorandum of Understanding shall be null and void and of no force and effect should (a) any of these conditions not be met, (b) plaintiffs' counsel determine that, based upon discovery or subsequent events, the Settlement is not fair and reasonable, (c) the Settlement not obtain final court approval, and (d) the Merger not be consummated, and, in that event, this agreement

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shall not be deemed to prejudice in any way the positions of the parties with respect to the Action.



                                          /s/ Goodkind, Labaton, Rudoff &
                                          Sucharow
                                          --------------------------------------
                                          Goodkind, Labaton, Rudoff &
                                          Sucharow

                                          /s/ Bernstein, Litowitz, Berger &
                                          Grossman
                                          --------------------------------------
                                          Bernstein, Litowitz, Berger &
                                          Grossman

                                          /s/ Rosenthal, Monhait, Gross &
                                          Goddess
                                          --------------------------------------
                                          Rosenthal, Monhait, Gross &
                                          Goddess


                                          Liason Counsel for the Plaintiffs

                                          /s/ Rogers & Wells
                                          --------------------------------------
                                          Rogers & Wells

                                          /s/ Richards, Layton & Finger
                                          --------------------------------------
                                          Richards, Layton & Finger


                                          Attorneys for Ogden Projects
                                          Inc., William M. Batten,
                                          Jeffrey F. Friedman, Scott G.
                                          Machin and Bruce W. Stone


                                          /s/ Cleary, Gottlieb, Steen &
                                          Hamilton
                                          --------------------------------------
                                          Cleary, Gottlieb, Steen &
                                          Hamilton



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                                          /s/ Morris, Nichols, Arsht & Tunnell
                                          --------------------------------------
                                          Morris, Nichols, Arsht & Tunnell


                                          Attorneys for Ogden Corporation,
                                          R. Richard Ablon, Constantine G.
                                          Caras, Lynde H. Coit and Philip
                                          G. Husby
















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